Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.333-87482, 333-51094, 333-28511, 333-78793, 333-49165, 333-89279, 333-90809, 333-31874, 333-57092 and 333-72200), and Form S-8 (Nos. 33-44867 and 33-89882) of Regis Corporation of our report dated August 26, 2003, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 26, 2003, relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
September 17, 2003